Telenav Reports First Quarter Fiscal 2017 Financial Results
Santa Clara, Calif. - November 1, 2016 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the first quarter that ended September 30, 2016.
“For the first quarter of fiscal 2017, Telenav delivered solid results,” said HP Jin, chairman and CEO of Telenav. “We continued to make progress with our auto OEM customers by increasing the breadth and depth of our partnerships. Ford completed the transition from SYNC 2 to SYNC 3 and we began development work on connected services for Ford SYNC 3. We were also selected by General Motors to offer entry level embedded navigation in Europe and through our relationship with Toyota, we started offering our Scout GPS Link in Lexus vehicles. We believe the expansion of our offerings with these global auto OEMs is a proof point of our strengthening partnerships and market leadership within the connected car space.”

Financial Highlights for the first quarter ending September 30, 2016

•	Total revenue was $42.2 million, compared with $44.1 million in the same prior year period.

•	Automotive revenue was $30.3 million, compared with $31.7 million in the same prior year period.

•	Advertising revenue was $6.5 million, compared with $4.9 million in the same prior year period.

•	Deferred revenue as of September 30, 2016 was $28.4 million, compared with $23.4 million as of June 30, 2016.

•	Billings were $47.3 million, compared with $47.9 million in the same prior year period.

•	Operating expenses were $28.8 million, compared with $31.2 million in the same prior year period.

•	Net loss was ($9.3) million, or ($0.22) per basic and diluted share, compared with ($10.8) million, or ($0.27) per basic and diluted share, in the same prior year period.

•	Adjusted EBITDA was a ($6.8) million loss, compared with ($6.4) million loss in the same prior year period.

•
As of September 30, 2016, ending cash, cash equivalents and short-term investments, excluding restricted cash, were $102.4 million. This represented cash and short-term investments of $2.37 per share, based on 43.1 million shares of common stock outstanding. Telenav had no debt as of quarter end.

•	Free cash flow was ($6.1) million, compared with ($6.1) million in the same prior year period.

Business Outlook
For the quarter ending December 31, 2016, Telenav offers the following guidance, which is predicated on management’s judgments:

•	Total revenue is expected to be $46 to $49 million;

•	Automotive revenue is expected to be 73% to 76% of total revenue;

•	Advertising revenue is expected to be approximately 15% of total revenue;

•	Billings are expected to be $51 to $54 million;

•	Gross margin is expected to be approximately 42%;

•	Operating expenses are expected to be $30 to $31 million;

•	Net loss is expected to be ($10) to ($11.5) million;

•	Net loss per share is expected to be ($0.23) to ($0.26);

•	Adjusted EBITDA is expected to be ($6.5) to ($8.0) million; and

•	Weighted average shares outstanding are expected to be approximately 43.5 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 800-344-6491 (toll-free, domestic only) or 785-830-7988 (domestic and international toll) and enter pass code 9955989. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 9955989.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP operating expenses, adjusted EBITDA and free cash flow included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Billings measure revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. When we use these measures, we compensate for these limitations by providing specific information regarding revenue and evaluating billings together with revenue calculated in accordance with GAAP. We have also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating our non-GAAP metric of billings. In connection with our presentation of the change in deferred revenue, we have provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of our operating results, we believe these metrics are useful in evaluating cash flow.

Non-GAAP net loss excludes the impact of stock-based compensation expense, developed technology amortization expense, and other applicable items, net of tax. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav that we exclude from non-GAAP financial metrics. Developed technology amortization expense relates to the amortization of acquired intangible assets. Our non-GAAP tax rate differs from the tax rate due to the elimination of any tax effect of stock-based compensation expense. Non-GAAP operating expenses exclude stock-based compensation and other applicable items.

Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of tax. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

Free cash flow is a non-GAAP financial measure we define as net cash provided by (used in) operating activities, less purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by our business after purchases of property and equipment.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results. This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, have operating expenses which cannot be fully attributable to one versus the other segment. In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

In this earnings release, Telenav has provided guidance for the second quarter of fiscal 2017 on a non-GAAP basis, for billings and adjusted EBITDA. Beginning in the first quarter of fiscal 2017, Telenav will no longer provide guidance for future periods on non-GAAP net loss and net loss per share, non-GAAP gross margin and non-GAAP operating expenses, as it believes these non-GAAP metrics are no longer meaningful. Telenav does not provide reconciliations of its forward-looking non-GAAP financial measures of billings and adjusted EBITDA to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEMs") for a substantial portion of its revenue; Ford’s announcement that it believes that the market for automobiles generally will not grow at the pace that it has been growing at recently as well actual declines in Ford’s unit shipments; the timing of revenue recognition in connection with the Sync 3 due to different title transfer requirements, particularly outside of the U.S.; potential delays in new orders of Sync 3 as Ford uses its Sync 2 inventory in connection with the Sync 3 transition and the impact of the transition on order timing and delivery; potential impacts of OEM’s including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop search products with Nuance; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including Open Street Maps (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; and macroeconomic and political conditions in the U.S. and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-K for the fiscal year ended June 30, 2016 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is a leading provider of connected car and location-based platform services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Denny's, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav's location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.

Copyright 2016 Telenav, Inc. All Rights Reserved.

TNAV-F
TNAV-C

Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	September 30, 2016	June 30, 2016*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$16,535	$21,349
Short-term investments	85,816	88,277
Accounts receivable, net of allowances of $80 and $111, at September 30, 2016 and June 30, 2016, respectively	42,712	42,216
Restricted cash	4,980	5,109
Income taxes receivable	686	687
Deferred costs	2,354	1,784
Prepaid expenses and other current assets	4,473	4,448
Total current assets	157,556	163,870
Property and equipment, net	5,141	5,247
Deferred income taxes, non-current	642	661
Goodwill and intangible assets, net	35,734	35,993
Deferred costs, non-current	12,579	10,292
Other assets	1,919	2,184
Total assets	$213,571	$218,247
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,542	$4,992
Accrued compensation	6,449	9,308
Accrued royalties	14,777	15,331
Other accrued expenses	10,087	11,635
Deferred revenue	4,994	4,334
Income taxes payable	180	88
Total current liabilities	46,029	45,688
Deferred rent, non-current	1,272	1,124
Deferred revenue, non-current	23,417	19,035
Other long-term liabilities	1,273	2,715
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 43,139 and 42,708 shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively	43	43
Additional paid-in capital	151,083	149,775
Accumulated other comprehensive loss	(1,845)	(1,767)
Retained earnings (deficit)	(7,701)	1,634
Total stockholders' equity	141,580	149,685
Total liabilities and stockholders’ equity	$213,571	$218,247

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2016	2015

Revenue:
Product	$29,423	$31,109
Services	12,804	12,952
Total revenue	42,227	44,061
Cost of revenue:
Product	17,761	18,083
Services	5,715	5,304
Total cost of revenue	23,476	23,387
Gross profit	18,751	20,674
Operating expenses:
Research and development	18,018	17,987
Sales and marketing	5,268	6,998
General and administrative	5,491	6,235
Total operating expenses	28,777	31,220
Loss from operations	(10,026)	(10,546)
Other income (expense), net	296	(187)
Loss before provision (benefit) for income taxes	(9,730)	(10,733)
Provision (benefit) for income taxes	(395)	113
Net loss	$(9,335)	$(10,846)

Net loss per share:
Basic and diluted	$(0.22)	$(0.27)

Weighted average shares used in computing net loss per share:
Basic and diluted	42,838	40,601

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended September 30,
	2016	2015

Operating activities
Net loss	$(9,335)	$(10,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	637	1,069
Accretion of net premium on short-term investments	125	205
Stock-based compensation expense	2,541	3,087
Write-off of long term investments	—	442
Bad debt expense	67	73
Changes in operating assets and liabilities:
Accounts receivable	(563)	(1,933)
Deferred income taxes	19	(247)
Restricted cash	129	99
Income taxes receivable	1	608
Deferred costs	(2,857)	(2,673)
Prepaid expenses and other current assets	(25)	100
Other assets	18	141
Accounts payable	4,533	(97)
Accrued compensation	(2,859)	(2,662)
Accrued royalties	(554)	3,401
Accrued expenses and other liabilities	(2,775)	(436)
Income taxes payable	92	27
Deferred rent	75	(68)
Deferred revenue	5,042	3,841
Net cash used in operating activities	(5,689)	(5,869)

Investing activities
Purchases of property and equipment	(394)	(242)
Purchases of short-term investments	(16,841)	(10,249)
Proceeds from sales and maturities of short-term investments	19,032	11,483
Proceeds from sales of long-term investments	246	—
Net cash provided by investing activities	2,043	992

Financing activities
Proceeds from exercise of stock options	23	204
Repurchase of common stock	—	(570)
Tax withholdings related to net share settlements of restricted stock units	(1,256)	(1,313)
Net cash used in financing activities	(1,233)	(1,679)

Effect of exchange rate changes on cash and cash equivalents	65	(184)
Net decrease in cash and cash equivalents	(4,814)	(6,740)
Cash and cash equivalents, at beginning of period	21,349	18,721
Cash and cash equivalents, at end of period	$16,535	$11,981

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$910	$(549)

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended September 30,
	2016	2015

Revenue:
Automotive	$30,267	$31,743
Advertising	6,545	4,851
Mobile Navigation	5,415	7,467
Total revenue	42,227	44,061

Cost of revenue:
Automotive	18,545	18,521
Advertising	3,526	2,995
Mobile Navigation	1,405	1,871
Total cost of revenue	23,476	23,387

Gross profit:
Automotive	11,722	13,222
Advertising	3,019	1,856
Mobile Navigation	4,010	5,596
Total gross profit	$18,751	$20,674

Gross margin:
Automotive	39%	42%
Advertising	46%	38%
Mobile Navigation	74%	75%
Total gross margin	44%	47%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended September 30, 2016
	Auto	Advertising	Mobile Navigation	Total
Revenue	$30,267	$6,545	$5,415	$42,227
Adjustments:
Change in deferred revenue	5,113	—	(71)	5,042
Billings	$35,380	$6,545	$5,344	$47,269

	Three Months Ended September 30, 2015
	Auto	Advertising	Mobile Navigation	Total
Revenue	$31,743	$4,851	$7,467	$44,061
Adjustments:
Change in deferred revenue	3,817	—	24	3,841
Billings	$35,560	$4,851	$7,491	$47,902

Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Deferred revenue, September 30	$27,266	$9,009	$—	$—	$1,145	$1,660	$28,411	$10,669
Deferred revenue, June 30	22,153	5,192	—	—	1,216	1,636	23,369	6,828
Increase (decrease) in deferred revenue	$5,113	$3,817	$—	$—	$(71)	$24	$5,042	$3,841

Deferred costs, September 30	$14,933	$5,814	$—	$—	$—	$—	$14,933	$5,814
Deferred costs, June 30	12,076	3,141	—	—	—	—	12,076	3,141
Increase in deferred costs	$2,857	$2,673	$—	$—	$—	$—	$2,857	$2,673

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,
	2016	2015

Net loss	$(9,335)	$(10,846)

Adjustments:
Stock-based compensation expense	2,541	3,087
Depreciation and amortization expense	637	1,069
Other income (expense), net	(296)	187
Provision (benefit) for income taxes	(395)	113
Adjusted EBITDA	$(6,848)	$(6,390)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended September 30,
	2016	2015

Net loss	$(9,335)	$(10,846)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred revenue (1)	5,042	3,841
Increase in deferred costs (2)	(2,857)	(2,673)
Changes in other operating assets and liabilities	(1,909)	(1,067)
Other adjustments (3)	3,370	4,876
Net cash used in operating activities	(5,689)	(5,869)
Less: Purchases of property and equipment	(394)	(242)
Free cash flow	$(6,083)	$(6,111)

(1) Consists of royalties, customized software development fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended September 30, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$42,227		$6,545		$30,267	$5,415	$35,682
Cost of revenue	23,476		3,526		18,545	1,405	19,950
Gross profit	18,751		3,019		$11,722	$4,010	15,732
Operating expenses:
Research and development	18,018		1,173	(2)			16,845
Sales and marketing	5,268		2,470	(2)			2,798
General and administrative	5,491		463	(3)			5,028
Total operating expenses:	28,777		4,106				24,671
Loss from operations	(10,026)		(1,087)				(8,939)
Other income (expense), net	296		—	(4)			296
Loss before benefit from income taxes	(9,730)		(1,087)				(8,643)
Benefit from income taxes	(395)		—	(5)			(395)
Net loss	$(9,335)	$(9,335)	$(1,087)				$(8,248)

Adjustments:
Stock-based compensation expense		2,541	199				2,342
Depreciation and amortization expense		637	52				585
Other income (expense), net		(296)	—	(4)			(296)
Benefit from income taxes		(395)	—	(5)			(395)
Adjusted EBITDA		$(6,848)	$(836)				$(6,012)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.
(5) Benefit from income taxes relates primarily to the automotive and mobile navigation segments.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended September 30, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$44,061		$4,851		$31,743	$7,467	$39,210
Cost of revenue	23,387		2,995		18,521	1,871	20,392
Gross profit	20,674		1,856		$13,222	$5,596	18,818
Operating expenses:
Research and development	17,987		1,479	(2)			16,508
Sales and marketing	6,998		3,830	(2)			3,168
General and administrative	6,235		541	(3)			5,694
Total operating expenses:	31,220		5,850				25,370
Loss from operations	(10,546)		(3,994)				(6,552)
Other income (expense), net	(187)		—	(4)			(187)
Loss before provision for income taxes	(10,733)		(3,994)				(6,739)
Provision for income taxes	113		—	(5)			113
Net loss	$(10,846)	$(10,846)	$(3,994)				$(6,852)

Adjustments:
Stock-based compensation expense		3,087	322				2,765
Depreciation and amortization expense		1,069	453				616
Other income (expense), net		187	—	(4)			187
Provision for income taxes		113	—	(5)			113
Adjusted EBITDA		$(6,390)	$(3,219)				$(3,171)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment:
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.
(5) Provision for income taxes relates primarily to the automotive and mobile navigation segments.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of Net Loss to Non-GAAP Net Loss

	Three Months Ended September 30,
	2016	2015

Net loss	$(9,335)	$(10,846)

Adjustments:
Capitalized software and developed technology amortization expense	259	708
Stock-based compensation expense:
Cost of revenue	29	32
Research and development	1,490	1,458
Sales and marketing	494	840
General and administrative	528	757
Total stock-based compensation expense	2,541	3,087
Tax effect of adding back adjustments	—	—
Non-GAAP net loss	$(6,535)	$(7,051)

Non-GAAP net loss per share:
Basic and diluted	$(0.15)	$(0.17)

Weighted average shares used in computing non-GAAP net loss per share:
Basic and diluted	42,838	40,601

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2016	2015

Operating expenses	$28,777	$31,220

Adjustments:
Stock-based compensation expense	(2,512)	(3,055)
Non-GAAP operating expenses	$26,265	$28,165